                                  EXHIBIT 99.1

      MOTION BY CHAPTER 7 TRUSTEE AND MEMORANDUM OF POINTS AND AUTHORITIES

OSCAR GARZA, SBN 149790
JESSE S. FINLAYSON, SBN 179443
GIBSON, DUNN & CRUTCHER LLP
Jamboree Center
4 Park Plaza, Suite 1400
Irvine, California 92614-8557
Telephone: (949) 451-3800
Facsimile: (949) 451-4220

Attorneys for Richard M Kipperman, Chapter 7 Trustee for the
Bankruptcy Estates of Commercial Money Centers, Inc. and
Commercial Servicing Corporation

                                      UNITED STATES BANKRUPTCY COURT
                                 FOR THE SOUTHERN DISTRICT OF CALIFORNIA

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

In re                                                           Bankruptcy No. 02-09721-H7

COMMERCIAL MONEY CENTER, INC.,                                  (Jointly Administered)

                  Debtor.                                       Chapter 7

---------------------------------------------------------------
                                                                MOTION BY CHAPTER 7 TRUSTEE FOR ORDER APPROVING COMPROMISE
In re                                                           OF CONTROVERSY AND SETTLEMENT AGREEMENT WITH NETBANK AND
                                                                LAKELAND BANK; MEMORANDUM OF POINTS AND AUTHORITIES
COMMERCIAL SERVICING CORPORATION,
                  Bankruptcy No. 02-09720-H7,                   [NOTICE OF MOTION AND DECLARATION OF RICHARD M KIPPERMAN
                                                                IN SUPPORT OF MOTION FILED CONCURRENTLY HEREWITH]

                                                                HEARING:
                  Debtor.                                       Date:     April 2, 2003
                                                                Time:     10:00 a.m.
                                                                Place:    Department 3
                                                                          325 West "F" Street
                                                                          San Diego, California  92101-6989
                                                                Judge:    John J. Hargrove

---------------------------------------------------------------
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

TO THE HONORABLE JOHN J. HARGROVE, UNITED STATES BANKRUPTCY JUDGE:

         Richard M Kipperman (the "Trustee"), the chapter 7 trustee for the bankruptcy estates (the "Bankruptcy Estates") of Commercial Money Center, Inc. ("CMC") and Commercial Servicing Corporation ("CSC" and together with CMC, the "Debtors"), hereby moves (the "Motion") this Court for an order, pursuant to Federal Rule of Bankruptcy Procedure 9019 and section 105 of title 11 of the United States Code (the "Bankruptcy Code"), authorizing and approving the proposed settlement and compromise reached between the Trustee, NetBank, a federal savings bank ("NetBank"), and Lakeland Bank ("Lakeland"), as set forth in the Settlement Agreement dated February 5, 2003 (the "Settlement Agreement"), attached as Exhibit A to the Declaration of Richard M Kipperman (the "Kipperman Declaration") filed herewith and incorporated by this reference as if set forth in its entirety herein. This Motion is made on the grounds that the proposed settlement is fair and equitable and approval of the Settlement Agreement is in the best interests of the Bankruptcy Estates.

         The Motion is based on the attached Memorandum of Points and Authorities, and the Notice of Motion, the Kipperman Declaration and exhibits thereto, filed concurrently herewith, all papers and records in the Debtors' bankruptcy cases, all matters of which this Court may take judicial notice and such further evidence and argument that may be presented to the Court at or before any hearing on the Motion.

Dated:  February 19, 2003
                                   OSCAR GARZA
                                   JESSE S. FINLAYSON
                                   GIBSON, DUNN & CRUTCHER LLP



                                   By:                  /S/
                                         --------------------------------------
                                                  Jesse S. Finlayson

                                    Attorneys for Richard M Kipperman, Chapter 7
                                    Trustee for the Bankruptcy Estates of
                                    Commercial Money Centers, Inc. and
                                    Commercial Servicing Corporation


                                       1

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                                TABLE OF CONTENTS

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MEMORANDUM OF POINTS AND AUTHORITIES..................................................................................1

I.       INTRODUCTION.................................................................................................1

II.      JURISDICTION AND VENUE.......................................................................................4

III.     BACKGROUND...................................................................................................4

         A.       The NetBank Transactions............................................................................4

                  1.       The NetBank Transferred Assets.............................................................4

                  2.       The NetBank Collateral.....................................................................5

                  3.       The NetBank Servicer Advances..............................................................5

         B.       The Lakeland Transactions...........................................................................5

                  1.       The Lakeland Collateral....................................................................6

                  2.       The Lakeland Servicer Advances.............................................................6

         C.       The Debtors' Bankruptcies...........................................................................7

                  1.       The Conversion To Chapter 7................................................................7

                  2.       The Servicing Orders.......................................................................7

                  3.       The Transfer To California.................................................................7

         D.       The Trustee's Potential Avoidance Claims............................................................8

         E.       The Money Market Funds And The Pool Account Funds...................................................8

         F.       The Postpetition Collections On The Leases..........................................................8

         G.       The NetBank And Lakeland Proofs Of Claims...........................................................9

         H.       NetBank's And Lakeland's Claims In The Mdl..........................................................9

         I.       The Material Terms Of The Settlement Agreement......................................................9

                  1.       Disposition Of Money Market Funds And Pool Account Funds..................................10

                  2.       The Settlement Payments...................................................................10

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                  3.       Allowance Of The NetBank And Lakeland Claims..............................................10

                  4.       Assignment Of Transferred Assets..........................................................10

                  5.       Relief From The Automatic Stay To Allow Perfection........................................11

                  6.       Disposition Of The NetBank And Lakeland Collateral........................................11

                           a.       Rights Under Non-Defaulted Leases................................................11

                           b.       Rights Under Defaulted Leases....................................................11

                                    i.      The Equipment............................................................12

                                    ii.     The Skip Claims..........................................................12

                  7.       General Mutual Releases...................................................................12

                  8.       Waiver Of Servicer Advance Claims.........................................................12

                  9.       Assignment/Subordination Of NetBank And Lakeland Allowed Unsecured Claims.................13

IV.      THE COURT SHOULD APPROVE THE COMPROMISE AND SETTLEMENT WITH NETBANK AND LAKELAND BECAUSE IT IS
         IN THE BEST INTERESTS OF THE BANKRUPTCY ESTATES.............................................................13

         A.       Probability Of Success On Merits...................................................................15

                  1.       The Trustee's Avoiding Powers Under Section 544 Of The Bankruptcy Code....................15

                  2.       Perfection Requirement Under Article 9....................................................16

                           a.       Attachment Versus Perfection.....................................................16

                           b.       The Netbank And Lakeland Collateral..............................................16

                           c.       The Netbank And Lakeland Transferred Assets......................................17

                  3.       The Trustee's Claims That Netbank And Lakeland Failed To Perfect Their
                           Interests As Required By Article 9........................................................17

                  4.       Netbank's And Lakeland's Counter-Arguments................................................18

                  5.       Transfer Of Rights Under The Surety Bonds.................................................19

                  6.       The Potential Dispute Over The Money Market Funds And The Pool Account Funds..............20

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                                       ii
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                  7.       NetBank's And Lakeland's Potential Claim Pursuant To Section 502(H) Of The
                           Bankruptcy Code...........................................................................22

                  8.       The Trustee's Overall Assessment..........................................................22

         B.       Difficulties In Collection/Recognizing Value.......................................................23

         C.       Complexity And Expense Of Litigation...............................................................24

         D.       Creditors' Interests...............................................................................24

V.       CONCLUSION..................................................................................................25

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                                      iii


                              TABLE OF AUTHORITIES

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                                                                                                                  PAGE(S)
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                                      CASES


AIRWORK CORP. V. MARKAIR EXPRESS, INC. (IN RE MARKAIR, INC.),
   172 B.R. 638, 641-42 (B.A.P. 9th Cir. 1994)........................................................................21

AM. CAN CO. V. HERPEL (MATTER OF JACKSON BREWING CO.),
   624 F.2d 605, 607 (5th Cir. 1980)..................................................................................14

AM. WEST AIRLINES, INC. V. CITY OF PHOENIX (IN RE AM. WEST AIRLINES, INC.),
   214 B.R. 382, 386 (Bankr. D. Az. 1997).............................................................................24

CHEROKEE FOUNDRIES, INC. V. IMPERIAL ASSUR. CO.,
   188 Tenn. 349, 354 (1949)..........................................................................................19

COSOFF V. RODMAN (IN RE W.T. GRANT CO.), 699 F.2d 599 (2d Cir. 1983)...................................................1

HICKS, MUSE & CO. V. BRANDT (IN RE HEALTHCO INT'L, INC.),
   136 F.3d 45, 50 n. 5 (1st Cir. 1998)...............................................................................13

IN RE ADVENT MANAGEMENT CORP.,
   104 F.3d 293, 296 (9th Cir, 1997)..................................................................................21

IN RE DOW CORNING CORP.,
   198 B.R. 214, 246 (Bankr. E.D. Mich. 1996)..........................................................................1

IN RE STEIN,
   236 B.R. 34, 37 (D. Or. 1999)......................................................................................13

IN RE W.T. GRANT CO,
   699 F.2d at 613....................................................................................................14

IN RE WARNER COMMUNICATIONS SEC. LITIG.,
   618 F. Supp. 735, 740 (S.D.N.Y. 1985)..............................................................................23

JEFFREY V. DESMOND,
   70 F.3d 183, 185 (1st Cir. 1995)...................................................................................14

LASALLE NAT'L BANK V. HOLLAND (IN RE AM. RESERVE CORP.),
   841 F.2d 159, 161 (7th Cir. 1987)..................................................................................14

MACKIE AND WILLIAMS FOOD STORES, INC. V. ANCHOR CAS. CO.,
   216 F.2d 317, 321 (8th Cir. 1954)..................................................................................19

MARTIN V. KANE (IN RE A&C PROPERTIES),
    784 F.2d 1377, 1381 (9th Cir. 1986)...............................................................................13
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                                       iv
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                                                                                                                  PAGE(S)
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MIKULECKY V. MARRIOTT CORP.,
   854 F.2d 115, 119 (5th Cir. 1988)..................................................................................23

MYERS V. MARTIN (IN RE MARTIN),
   91 F.3d 389, 393 (3rd Cir. 1996)...................................................................................13

PROTECTIVE COMM. FOR INDEP. STOCKHOLDERS OF TMT TRAILER FERRY, INC. V. ANDERSON,
   390 U.S. 414, 424 (1968)...........................................................................................13

TINDALL V. MAVRODE (IN RE MAVRODE),
   205 B.R. 716, 719 (Bankr. D.N.J. 1997).............................................................................13

WOODSON V. FIREMAN'S FUND INS. CO. (IN RE WOODSON),
   839 F.2d 610, 620 (9th Cir. 1988)..................................................................................14

WOODSON V. FIREMAN'S FUND INS. CO. (IN RE WOODSON), 839 F.2d 610 (9th Cir. 1988)......................................24

                                    STATUTES


11 U.S.C.ss. 502(h)....................................................................................................22

11 U.S.C.ss. 544(a)(1).............................................................................................15, 17

11 U.S.C.ss. 547.......................................................................................................19

28 U.S.C.ss.ss. 157(b)(2)...............................................................................................4

28 U.S.C.ss. 1334.......................................................................................................4

28 U.S.C.ss. 1407.......................................................................................................9

28 U.S.C.ss.ss. 1408....................................................................................................4

28 U.S.C.ss. 1409.......................................................................................................4

                                OTHER AUTHORITIES


4 White & Summers,
   UNIFORM COMMERCIAL CODEss. 31-1 at p.97 (West 1995)................................................................16

ANDERSON,
   390 U.S. at 425....................................................................................................14

Fed. R. Bankr. P. 9019(a).............................................................................................13

George M. Triester ET AL., FUNDAMENTALS OF BANKRUPTCY LAW
   ss. 4.03(a) at p.155 (1996)........................................................................................15
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                                       v
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Samuel Butler, LAWYER'S WIT & WISDOM
   188 (Bruce Nash & Allan Zullo eds., 1995)..........................................................................22

U.C.C.ss.  9-102(11)..................................................................................................17

U.C.C.ss.  9-102(72)..................................................................................................17

U.C.C.ss. 9-301.......................................................................................................16

U.C.C.ss. 9-301(1)(b).................................................................................................16

U.C.C.ss. 9-312.......................................................................................................17

U.C.C.ss. 9-313 cmt. 3................................................................................................18


                      MEMORANDUM OF POINTS AND AUTHORITIES

         The Trustee submits the following Memorandum of Points and Authorities in support of the Motion:(1)

                                       I.

                                  INTRODUCTION

         "Bankruptcy courts historically have encouraged trustees to settle lawsuits to the end that the administration of the estate may be wound up promptly." IN RE DOW CORNING CORP., 198 B.R. 214, 246 (Bankr. E.D. Mich. 1996). Consistent with this goal, the Trustee has been engaged in extensive negotiations with NetBank and Lakeland over the last several months in an attempt to resolve disputes regarding the parties' claims to certain assets. The parties have now reached a settlement that is fair and reasonable under the circumstances and in the best interests of the Bankruptcy Estates. The settlement involves possibly the largest creditors of the Bankruptcy Estates and resolves numerous complex legal issues that would otherwise require months, if not years, of litigation. Because of the clear policy favoring settlements in bankruptcy, a proposed settlement should be approved unless it "fall[s] below the lowest point in the range of reasonableness." COSOFF V. RODMAN (IN RE W.T. GRANT CO.), 699 F.2d 599, 613 (2d Cir. 1983) (internal quotations omitted). As explained in detail below, the Settlement Agreement between the Trustee, NetBank, and Lakeland easily satisfies this standard.

         As this Court is aware, CMC was formed to originate leases (the "Leases"), which were combined into pools (the "Lease Pools"). The prospective income stream from the Lease Pools (the "Income Stream") was then sold at a discount to banks and other financial institutions (the "Investor Banks"). In most cases, CMC retained the right to collect the final one or two regular Lease payments and the right to collect the final buyout payment under the Leases (the "Residual Payments"), and CMC generally retained ownership of the leased equipment itself (the "Equipment"). As part of these transactions, surety bonds or insurance policies (the "Surety Bonds") from various sureties and insurance companies (the "Sureties") were obtained to guarantee payment to the Investor

-------------
  (1) The definitions contained in the Motion are incorporated herein by this reference.

Banks under the Lease Pools. The Debtors would then grant the Investor Bank a security interest in the retained assets related to the purchased Lease Pool, including the Equipment and the Residual Payments (the "Collateral").

         Both NetBank and Lakeland entered into a series of such transactions with CMC and the Sureties (the "NetBank Transactions" and the "Lakeland Transactions"). In fact, NetBank is the Investor Bank with the most at stake in these bankruptcy cases, with an asserted claim of nearly $124 million, and Lakeland is allegedly owed nearly $20 million. The Trustee contends that the Bankruptcy Estates hold avoidance claims against NetBank and Lakeland under section 544 of the Bankruptcy Code based on the failure to properly perfect their interest in the Income Stream and the Collateral pursuant to the applicable provisions of Article 9 of the Uniform Commercial Code (the "U.C.C."). NetBank and Lakeland, however, strongly dispute the Trustee's assertions. The proposed settlement resolves these claims against NetBank and Lakeland, as well as all other disputes between the Trustee, NetBank, and Lakeland.

         Under the proposed settlement, the Trustee will settle and resolve all of the Bankruptcy Estates' claims against NetBank and Lakeland. In return, NetBank and Lakeland have agreed as follows:

o NetBank and Lakeland will collectively pay the Bankruptcy Estates $3.25 million in cash.

o NetBank and Lakeland will also pay the Bankruptcy Estates an amount equal to 5% of their recovery from the Sureties that issued Surety Bonds in connection with the NetBank and Lakeland Transactions, not to exceed $4.25 million.

o In addition to the amounts set forth above, NetBank and Lakeland have agreed to waive any and all claims to approximately $1.1 million held by CSC in a money market account as of the commencement of the Debtors' bankruptcy cases, and that these funds may be used by the Trustee in the administration of the Bankruptcy Estates.

o The Settlement Agreement also contains provisions dealing with the disposition of the Collateral under the NetBank and Lakeland Transactions. Pursuant to the proposed settlement, the Trustee has agreed that NetBank and Lakeland may retain their security interest in the Collateral. In return, however, NetBank and Lakeland have acknowledged that their security interests secured the right to collect on a Lease-by-Lease basis and was not cross-collateralized between Leases. The net effect of this arrangement is that NetBank and Lakeland will recognize the value of repossessed Equipment under defaulted Leases, but the Bankruptcy Estates will receive the value of Residual Payments under Leases that fully perform. As the various Lease Pools mature, this represents a potentially significant future source of income for the Bankruptcy Estates.

o        The parties grant mutual general releases.

o NetBank and Lakeland will receive allowed unsecured claims in the full amount stated in their respective proofs of claim, but both NetBank and Lakeland have agreed to subordinate their general unsecured claims against the Bankruptcy Estates to the Debtors' ordinary course unsecured creditors.

         Under the circumstances, the Trustee believes that the proposed settlement with NetBank and Lakeland represents a fair and reasonable compromise of the Bankruptcy Estates' potential avoidance claims against these entities. The settlement was reached after extensive negotiation and analysis, taking into account the risks and costs of protracted litigation, and the relative strengths and weaknesses of the parties' legal positions. Moreover, the Trustee has considered the all important issue of what, exactly, the Bankruptcy Estates would recover if the Trustee prevailed on the Bankruptcy Estates' avoidance claims against NetBank and Lakeland. As the Court is aware, several of the Sureties have made assertions that the Debtors were engaged in a massive fraudulent scheme, that many of the Leases are fakes, and the Equipment under those fraudulent Leases does not even exist. Based on these allegations, the Sureties have denied any liability to NetBank and Lakeland under the Surety Bonds. As such, the Trustee has serious reservations about the actual value of the Leases and Equipment related to the NetBank and Lakeland Transactions, and what will be required to recognize any value on the claims against the Sureties. The proposed settlement will avoid years of costly litigation and provide immediate economic benefit to the Bankruptcy Estates, while significantly increasing the chances of a meaningful distribution to the ordinary course unsecured creditors. The Settlement Agreement will also clarify the parties' rights in the multidistrict litigation ("MDL") pending in the Northern District of Ohio. The proposed settlement should consequently be approved by this Court.

                                       II.

                             JURISDICTION AND VENUE

         This Court has jurisdiction over the subject matter of this application pursuant to 28 U.S.C.ss.ss. 157 and 1334. This matter constitutes a core proceeding pursuant to 28 U.S.C.ss.ss.157(b)(2). Venue is proper in this district pursuant to 28 U.S.C.ss.ss.1408 and 1409. This Motion is brought pursuant to Federal Rule of Bankruptcy Procedure 9019.

                                      III.

                                  BACKGROUND(2)

A. THE NETBANK TRANSACTIONS.

         During approximately 1999 and 2000, NetBank and the Debtors entered into the NetBank Transactions, under which NetBank purchased certain rights with respect to lease pools or portfolios (the "NetBank Portfolio Leases") from CMC pursuant to written agreements between the parties (the "NetBank Documents"). [SEE, E.G., Kipperman Decl. atP. 8, Ex. B.]

         1.  THE NETBANK TRANSFERRED ASSETS.

         The rights purchased by NetBank under the NetBank Documents included:

         o the contractual right to receive scheduled payments due under the NetBank Portfolio Leases (the "NetBank Income Stream");

         o the funds in certain collection accounts (the "NetBank Collection Accounts");

         o all rights under the insurance policies and surety bonds obtained to guarantee payment of the NetBank Income Stream (the "NetBank Surety Bonds") issued by Illinois Union


-------------
  (2) The background facts set forth in this Memorandum of Points and Authorities are taken primarily from the Recitals to the Settlement Agreement.

                  Insurance Company, Safeco Insurance Company, and Royal Indemnity Company (the "NetBank Sureties"); and

         o the proceeds derived from the foregoing (together with the NetBank Income Stream, the NetBank Collection Accounts, and the NetBank Surety Bonds, the "NetBank Transferred Assets").

[Kipperman Decl., Ex. B.] In connection with the purchase of the NetBank Surety Bonds, certain funds were placed into reserve accounts (the "NetBank Surety Bonds Cash Reserves") to pay for claims against the NetBank Surety Bonds. [ID.]

         2. THE NETBANK COLLATERAL.

         Pursuant to the NetBank Documents, and as part of the NetBank Transactions, CMC also granted NetBank a security interest in certain assets related to the NetBank Transferred Assets, including the NetBank Portfolio Leases, the underlying Equipment (the "NetBank Equipment"), and CMC's rights under the Property, Casualty and Skip Insurance Policies (the "Skip Policies") purchased by CMC with respect to the NetBank Equipment (together, "NetBank Collateral"). [ID.]

         3. THE NETBANK SERVICER ADVANCES.

         Pursuant to the NetBank Documents, the NetBank Sureties acted as the servicers for the NetBank Portfolio Leases and CMC initially acted as sub-servicer. [ID.] As sub-servicer, CMC was responsible for collecting the payments due from the lessees under the NetBank Portfolio Leases and remitting the agreed upon monthly amount to NetBank. [ID.] In those instances where the collections on the NetBank Portfolio Leases for any given month were less than the minimum amount promised to NetBank, CMC often advanced funds (the "NetBank Servicer Advances") to NetBank to make up the difference between the actual collections and the payment due to NetBank. [ID.]

B. THE LAKELAND TRANSACTIONS.

         During 2001, Lakeland and the Debtors entered into the Lakeland Transactions, under which Lakeland purchased rights with respect to lease pools or portfolios (the "Lakeland Portfolio Leases") from CMC pursuant to written agreements between the parties (the "Lakeland Documents"). [SEE, E.G., Kipperman Decl. atP. 9, Ex. C.]

         The rights purchased by Lakeland under the Lakeland Documents included:

         o the contractual right to receive scheduled payments due under the Lakeland Portfolio Leases (the "Lakeland Income Stream");

         o the funds in certain collection accounts (the "Lakeland Collection Accounts");

         o all rights under the insurance policies and surety bonds obtained to guarantee payment of the Lakeland Income Stream (the "Lakeland Surety Bonds") issued by RLI Insurance Company, Royal Indemnity Company, and American Motorists Insurance Company (the "Lakeland Sureties"); and

         o the proceeds derived from the foregoing (together with the Lakeland Income Stream, the Lakeland Collection Accounts, and the Lakeland Surety Bonds, the "Lakeland Transferred Assets").

[Kipperman Decl., Ex. C.] In connection with the purchase of the Lakeland Surety Bonds, certain funds were placed into reserve accounts (the "Lakeland Surety Bonds Cash Reserves") to pay for claims against the Lakeland Surety Bonds. [ID.]

         1. THE LAKELAND COLLATERAL.

         Pursuant to the Lakeland Documents, and as part of the Lakeland Transactions, CMC also granted Lakeland a security interest in certain assets related to the Lakeland Transferred Assets, including the Lakeland Portfolio Leases, the underlying Equipment (the "Lakeland Equipment"), and CMC's rights under the Skip Policies purchased by CMC with respect to the Lakeland Equipment (together, the "Lakeland Collateral"). [ID.]

         2. THE LAKELAND SERVICER ADVANCES.

         Pursuant to the Lakeland Documents, the Lakeland Sureties acted as the servicers for the Lakeland Portfolio Leases and CMC and/or CSC acted as sub-servicer. [ID.]As sub-servicer, CMC was responsible for collecting the payments due from the lessees under the Lakeland Portfolio Leases and remitting the agreed upon monthly amount to Lakeland. [ID.] In those instances where the collections on the Lakeland Portfolio Leases for any given month were less than the minimum amount promised to Lakeland, CMC often advanced funds (the "Lakeland Servicer Advances") to Lakeland. [ID.]

C. THE DEBTORS' BANKRUPTCIES.

         On May 30, 2002 (with respect to CMC, the "Petition Date"), CMC commenced a case under chapter 11 of title 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Florida (the "Florida Bankruptcy Court"). On June 13, 2002 (with respect to CSC, the "Petition Date"), CSC also filed for chapter 11 protection with the Florida Bankruptcy Court (together with CMC's bankruptcy case, the "Bankruptcy Cases").

1. THE CONVERSION TO CHAPTER 7.

         On June 24, 2002, each of the Debtors consented to the appointment of a chapter 11 trustee in the Bankruptcy Cases. On June 28, 2002, Kenneth Welt (the "Prior Trustee") was appointed as chapter 11 trustee for both of the Debtors. On July 12, 2002, the Florida Bankruptcy Court granted the Debtors' motion to convert and entered orders converting both of the Bankruptcy Cases to chapter 7, at which time the Prior Trustee began acting as chapter 7 trustee for both of the Debtors.

2. THE SERVICING ORDERS.

         On September 18, 2002, the Florida Bankruptcy Court entered an Order Granting, in Part, Emergency Motion by Trustee, Kenneth A. Welt, to Compel Turnover of Property of the Bankruptcy Estate and an Order Granting, in Part, Trustee's Motion for Entry of Order Authorizing Retention of U.S. Bancorp Portfolio Servicing Company as Servicing Agent (together, the "Servicing Orders"), under which Stuart Allen & Associates and U.S. Bancorp Portfolio Servicing Company (together, the "Servicing Companies") were permitted to continue to act as servicers with respect to certain of the leases to which the Debtors were a party, including the NetBank Portfolio Leases and the Lakeland Portfolio Leases. [Kipperman Decl. at P. 12, Exs. F-G.]

3. THE TRANSFER TO CALIFORNIA.

         On September 18, 2002, the Florida Bankruptcy Court entered orders in each of the Bankruptcy Cases transferring venue to the Southern District of California and, on October 2, 2002, the clerk of the Florida Bankruptcy Court filed a notice that the records in these Bankruptcy Cases had been transferred to the California Bankruptcy Court. On October 3, 2002, the order transferring venue was filed with the California Bankruptcy Court. The Bankruptcy Cases are currently pending before the California Bankruptcy Court.

D. THE TRUSTEE'S POTENTIAL AVOIDANCE CLAIMS.

         The Trustee believes that the Bankruptcy Estates hold claims against both NetBank and Lakeland under the avoidance provisions of the Bankruptcy Code. Specifically, the Trustee claims the rights to avoid: (i) NetBank's rights in the NetBank Income Stream, the NetBank Collection Accounts and the NetBank Collateral; and (ii) Lakeland's rights in the Lakeland Income Stream, the Lakeland Collection Accounts and the Lakeland Collateral. NetBank and Lakeland contest the Trustee's claims, and believe they are currently the rightful holders of unavoidable ownership interests in all the NetBank Transferred Assets and Lakeland Transferred Assets and have unavoidable security interests in the NetBank Collateral and Lakeland Collateral.

E. THE MONEY MARKET FUNDS AND THE POOL ACCOUNT FUNDS.

         According to the Debtors' books and records, as of the Petition Date, the Debtors were holding approximately $3,207,867 in cash, approximately $1,060,084 (the "Money Market Funds") of which was held in CSC's money market account (the "Money Market Account") and approximately $2,147,783 (the "Pool Account Funds") of which was contained in various accounts associated with the lease pools or portfolios (the "Pool Accounts"). [Kipperman Decl., Ex. H.] The Pool Account Funds included certain accounts associated with the NetBank Portfolio Leases totaling $1,087,107 (the "NetBank Pool Account Funds") and the Lakeland Portfolio Leases totaling $170,856 (the "Lakeland Pool Account Funds"). [Kipperman Decl. atP.P. 16, 21, Exs. H, J.] The Trustee contends that the Money Market Funds and the Pool Account Funds, including the NetBank Pool Account Funds and the Lakeland Pool Account Funds, have been commingled with the Bankruptcy Estates' funds, are untraceable, and constitute unencumbered property of the Bankruptcy Estates. [Kipperman Decl. atP. 15.] NetBank and Lakeland claim that the Money Market Funds and the Pool Account Funds are held in trust by the Trustee.

F. THE POSTPETITION COLLECTIONS ON THE LEASES.

         Since the Petition Date, the Servicing Companies have collected certain additional amounts paid under the NetBank Portfolio Leases (the "NetBank Postpetition Collections") and the Lakeland Portfolio Leases (the "Lakeland Postpetition Collections"). [Kipperman Decl. atP.P. 17, 22, Exs. I, K.]

These amounts are currently being held by the Trustee under the terms of the Servicing Orders pending a final resolution of the parties' rights to these funds.

G. THE NETBANK AND LAKELAND PROOFS OF CLAIMS.

         On November 8, 2002, Lakeland filed Proofs of Claim asserting a secured claim against the Debtors in the amount of $19,352.409.33 (the "Lakeland Proof of Claim"). [Kipperman Decl., Ex. E.] On November 12, 2002, NetBank filed Proofs of Claim asserting a secured claim against the Debtors in the amount of $123,989,772.62 (the "NetBank Proof of Claim"). [Kipperman Decl., Ex. D.]

H. NETBANK'S AND LAKELAND'S CLAIMS IN THE MDL.

         On or about July 23, 2002, Royal Indemnity Company ("Royal"), one of the Sureties, filed a motion with the Judicial Panel on Multidistrict Litigation (the "MDL Panel") requesting that the 10 pending federal lawsuits to which Royal was a party be transferred to a single District Court for coordinated or consolidated pretrial proceeding pursuant to 28 U.S.C. ss. 1407. On October 25, 2002, the MDL Panel issued an order transferring all of the then 23 pending federal lawsuits related to the Debtors to the Northern District of Ohio and assigned the cases to Judge Kathleen O'Malley. Since the transfer, several so-called "tag-along" actions (lawsuits filed after the MDL Panel's October 25 order) have also been transferred to Judge O'Malley and are now pending as part of the MDL proceeding. The Trustee believes that the MDL currently involves approximately 30 lawsuits. NetBank and Lakeland have asserted certain claims for relief and rights to recovery against the NetBank and Lakeland Sureties in the MDL. [Kipperman Decl. at P. 44.]

I. THE MATERIAL TERMS OF THE SETTLEMENT AGREEMENT.(3)

         After months of negotiations, on or about February 5, 2003, the Trustee entered into the Settlement Agreement with NetBank and Lakeland. [Kipperman Decl., Ex. A.] The Settlement Agreement contains the following material terms:

------------
   (3) The description of the Settlement Agreement contained in this Memorandum of Points and Authorities is intended as a summary only and is qualified in its entirety by the actual terms of the Settlement Agreement, which is attached as Exhibit A to the Kipperman Declaration. For more information concerning the Settlement Agreement, each party should read the Settlement Agreement in its entirety.

         1. DISPOSITION OF MONEY MARKET FUNDS AND POOL ACCOUNT FUNDS.

         The Settlement Agreement resolves all issues between the Bankruptcy Estates and NetBank and Lakeland with respect to the Money Market Funds and the Pool Account Funds. Pursuant to the Settlement Agreement, NetBank and Lakeland agree and acknowledge that the Money Market Funds are property of the Bankruptcy Estates and are not subject to any secured claims by NetBank or Lakeland or held in trust for NetBank or Lakeland, and release and waive any and all claims of any nature whatsoever against the Money Market Funds. [Kipperman Decl., Ex. A at
P. 3(a).] In return, the Trustee agrees that the NetBank Pool Account Funds and the Lakeland Pool Account Funds shall be deemed held in trust for NetBank and Lakeland, respectively. [Kipperman Decl., Ex. A at P. 3(b).]

         2. THE SETTLEMENT PAYMENTS.

         The Settlement Agreement also provides for the payment to the Bankruptcy Estates of significant settlement amounts by both NetBank and Lakeland. Pursuant to the Settlement Agreement, NetBank agrees to pay to the Trustee, as the duly authorized representative of the Bankruptcy Estates, sum of $6,248,250 as follows: $2,707,575 in cash immediately and 5% of any amounts recovered from the NetBank Sureties, not to exceed $3,540,675. [Kipperman Decl., Ex. A atP. 4.] Lakeland agrees to pay to the Trustee the sum of $1,251,750 as follows: $542,425 payable in cash immediately and 5% of any amounts recovered from the Lakeland Sureties, not to exceed $709,325. [Kipperman Decl., Ex. A atP. 5.] The total upfront cash payment under the Settlement Agreement is $3.25 million, and the potential recovery based on the claims against the NetBank and Lakeland Sureties is capped at $4.25 million, for a total potential return of $7.25 million.

         3. ALLOWANCE OF THE NETBANK AND LAKELAND CLAIMS.

         Both NetBank and Lakeland shall be granted allowed unsecured claims in the full amounts asserted in the NetBank Proof of Claim and the Lakeland Proof of Claim, respectively. [Kipperman Decl., Ex. A atP.P. 6-7.]

         4. ASSIGNMENT OF TRANSFERRED ASSETS.

         Although NetBank and Lakeland believe that they are currently the rightful holders of unavoidable ownership interests in all the NetBank Transferred Assets and Lakeland Transferred Assets, in order to avoid any further debate over the ownership of these assets, the Settlement

Agreement provides that the Trustee will assign all of the Bankruptcy Estates' rights, title, and interests in the NetBank Transferred Assets and the Lakeland Transferred Assets to NetBank and Lakeland, respectively. [Kipperman Decl., Ex. A atP.P. 8-9.]

         5. RELIEF FROM THE AUTOMATIC STAY TO ALLOW PERFECTION.

         The Settlement Agreement provides that entry of the Approval Order shall constitute an order of the California Bankruptcy Court granting relief from the automatic stay under section 362 of the Bankruptcy Code for the limited purpose of permitting NetBank and its agents, and the servicers of the NetBank Portfolio Leases, to perfect any of its interests in the NetBank Transferred Assets and the NetBank Collateral. [Kipperman Decl., Ex. A atP. 10.] Lakeland is afforded the same relief under the Settlement Agreement. [Kipperman Decl., Ex. A atP. 11.]

         6. DISPOSITION OF THE NETBANK AND LAKELAND COLLATERAL.

         Under the Settlement Agreement, the parties agree and acknowledge that the security interests in the NetBank and Lakeland Collateral granted to NetBank and Lakeland, respectively, secure the right to collect on the NetBank and Lakeland Portfolio Leases on a Lease-by-Lease basis and are not cross-collateralized between Leases. [Kipperman Decl., Ex. A atP.P. 12-13.]

              A. RIGHTS UNDER NON-DEFAULTED LEASES.

         Based on the foregoing, the parties agree that the payment in full of the NetBank or Lakeland Income Stream with respect to any of the individual Leases shall fully discharge the secured obligation with respect to such Lease and all of the NetBank or Lakeland Collateral associated with such Lease shall be retained by the Bankruptcy Estates free and clear of any secured claims by NetBank or Lakeland. [Kipperman Decl., Ex. A at P. P. 12(a), 13(a).] This provision will have the effect of allowing the Bankruptcy Estates to recognize the full, and potentially significant, value of the right to receive the Residual Payment under non-defaulted Leases, the Equipment under such Lease, and all rights under the Skip Policies with respect to the Equipment under such Lease.

              B. RIGHTS UNDER DEFAULTED LEASES.

         Until such time as NetBank and Lakeland receive payment in full of the NetBank and Lakeland Income Stream with respect to a particular Lease, each bank shall retain all of its rights to the Collateral associated with such Lease.

                 I. THE EQUIPMENT.

         In the event of a default, the proceeds from any sale of repossessed Equipment shall be turned over by the Trustee to NetBank or Lakeland, as appropriate, within thirty (30) days of receipt from the Servicing Company and after deducting the Trustee's costs directly attributable to the repossession or sale to the extent allowable pursuant to section 506(c) of the Bankruptcy Code. [Kipperman Decl., Ex. A at P. P. 12(b), 13(b).] NetBank and Lakeland have also agreed, pursuant to the Settlement Agreement, to reimburse the Trustee for any claims allowed by the Court by the Sureties or the Servicing Companies relating to, or arising out of, the postpetition servicing of any NetBank Portfolio Leases and the Lakeland Portfolio Leases. [ID.] If the net proceeds of such a sale of repossessed Equipment exceeds the amount due to NetBank or Lakeland with respect to that particular Lease, any excess amounts shall be retained by the Bankruptcy Estates free and clear of any claims by NetBank or Lakeland.

                  II. THE SKIP CLAIMS.

         With respect to any defaulted Lease where the Equipment cannot be located, the Trustee shall be deemed to have assigned to NetBank or Lakeland, as the case may be, the exclusive right to pursue any and all claims against the applicable Skip Policy. Such claims shall be pursued exclusively by NetBank or Lakeland at its expense. [Kipperman Decl., Ex. A at P. P. 12(b), 13(b).] If the amount eventually collected by NetBank or Lakeland exceeds the amount owed under the Lease, any excess (after deducting reasonable expenses) collected under the Skip Policy will paid to the Bankruptcy Estates within thirty (30) days of receipt.

         7. GENERAL MUTUAL RELEASES.

         The Settlement Agreement contains standard general releases of all claims between the Bankruptcy Estates, NetBank, and Lakeland. [Kipperman Decl., Ex. A atP. 14.]

         8. WAIVER OF SERVICER ADVANCE CLAIMS.

         Pursuant to the Settlement Agreement, the Trustee has agreed not to pursue servicer advance claims related to the NetBank Servicer Advances and the Lakeland Servicer Advances. [Kipperman Decl., Ex. A atP. 15.]

         9. ASSIGNMENT/SUBORDINATION OF NETBANK AND LAKELAND ALLOWED UNSECURED CLAIMS.

         Under the Settlement Agreement, NetBank and Lakeland have agreed to effectively subordinate the NetBank Allowed Unsecured Claim and the Lakeland Allowed Unsecured Claim to the Debtors' ordinary course, unsecured creditors. [Kipperman Decl., Ex. A at P. P. 16-17.] Specifically, all distributions from the Bankruptcy Estates on account of either NetBank's or Lakeland's unsecured claim shall be paid pro rata to the ordinary course, unsecured creditors until the full principal amount of their allowed unsecured claims against the Debtors are paid and, only then, to NetBank and Lakeland. All parties' rights with respect to objections to the purported ordinary course, unsecured creditors are reserved.

                                      IV.

                   THE COURT SHOULD APPROVE THE COMPROMISE AND
         SETTLEMENT WITH NETBANK AND LAKELAND BECAUSE IT IS IN THE BEST
                       INTERESTS OF THE BANKRUPTCY ESTATES

         Federal Rule of Bankruptcy Procedure 9019(a) permits a trustee to compromise and settle claims by and against the bankruptcy estate, subject to Bankruptcy Court approval. Fed. R. Bankr. P. 9019(a). In fact, "[s]ettlements are generally favored in bankruptcy proceedings, in that they provide for an often needed and efficient resolution of the bankruptcy case." TINDALL V. MAVRODE (IN RE MAVRODE), 205 B.R. 716, 719 (Bankr. D.N.J. 1997); IN RE STEIN, 236 B.R. 34, 37 (D. Or. 1999) ("Pursuant to Bankruptcy Rule 9019(a), compromises are favored in bankruptcy . . . ."); HICKS, MUSE & CO. V. BRANDT (IN RE HEALTHCO
INT'L, INC.), 136 F.3d 45, 50 n. 5 (1st Cir. 1998) ("Compromises are favored in bankruptcy.").

         "[I]t is an unusual case in which there is not some litigation that is settled between the representative of the estate and an adverse party." MYERS V. MARTIN (IN RE MARTIN), 91 F.3d 389, 393 (3rd Cir. 1996). Guided by these principles, the Supreme Court has held that, compromises and settlements in bankruptcy should be approved if they are "fair and equitable." PROTECTIVE COMM. FOR INDEP. STOCKHOLDERS OF TMT TRAILER FERRY, INC. V. ANDERSON, 390 U.S. 414, 424 (1968); SEE ALSO MARTIN V. KANE (IN RE A&C PROPERTIES), 784 F.2d 1377, 1381 (9th Cir. 1986); LASALLE NAT'L BANK V.

HOLLAND (IN RE AM. RESERVE CORP.), 841 F.2d 159, 161 (7th Cir. 1987); AM. CAN CO. V. HERPEL (MATTER OF JACKSON BREWING CO.), 624 F.2d 605, 607 (5th Cir.
1980).

         Basic to this determination is consideration of the "likely rewards of litigation." ANDERSON, 390 U.S. at 425. The Bankruptcy Court is not required to decide the numerous questions of law and facts raised by the litigation. Instead, the Bankruptcy Court's responsibility is only to "canvass the issues to see whether the settlement 'falls below the lower point in the range of reasonableness.'" IN RE W.T. GRANT CO, 699 F.2d at 613; SEE ALSO JEFFREY V. DESMOND, 70 F.3d 183, 185 (1st Cir. 1995) ("In determining whether the compromise should be approved, the bankruptcy judge is required to 'assess and balance the value of the claim that is being compromised against the value to the estate of the acceptance of the compromise proposed.'"). The Bankruptcy Court's role is not to conduct a trial or mini-trial, or to decide the merits of individual issues. Moreover, the bankruptcy judge is not to substitute his or her judgment for that of the trustee, whose determination is to be accorded deference. MARTIN, 91 F.3d at 395 ("[U]nder normal circumstances the court would defer to the trustee's judgment so long as there is a legitimate business justification.").

         According to the Ninth Circuit, this Court should consider the following factors in considering whether a proposed settlement is fair and equitable:

         (a) the probability of success in the litigation; (b) the difficulties, if any, to be encountered in the matter of collection; (c) the complexity of the litigation involved, and the expense, inconvenience and delay necessarily attending it; (d) the paramount interest of the creditors and a proper deference to their reasonable views in the premises.

WOODSON V. FIREMAN'S FUND INS. CO. (IN RE WOODSON), 839 F.2d 610, 620 (9th Cir.
1988).

Application of the WOODSON factors shows that the proposed settlement between the Trustee, on the one hand, and NetBank and Lakeland, on the other, resolves contested matters in a manner beneficial to the Bankruptcy Estates and their creditors.

A. PROBABILITY OF SUCCESS ON MERITS.(4)

         The Settlement Agreement constitutes a global compromise of all potential claims between the Bankruptcy Estates, on the one hand, and NetBank and Lakeland, on the other. As such, it is particularly difficult to precisely quantify the overall likelihood of success in any potential litigation between the Trustee and NetBank and Lakeland. However, the crux of the Trustee's dispute with NetBank and Lakeland centers on the Trustee's potential avoidance claims under section 544 of the Bankruptcy Code.

         1. THE TRUSTEE'S AVOIDING POWERS UNDER SECTION 544 OF THE BANKRUPTCY CODE.

         As this Court is undoubtedly aware, section 544(a)(1) of the Bankruptcy Code - sometimes referred to as the "strong-arm clause" - provides the trustee with the status and power of a hypothetical judicial lien creditor as of the petition date. 11 U.S.C. ss. 544(a)(1). As of the date the bankruptcy case is commenced, the trustee (as the representative of the bankruptcy estate) is treated as though the trustee extended credit to the debtor and, as of that moment, obtained a judicial lien on all the debtor's property. SEE George M. Triester ET AL., FUNDAMENTALS OF BANKRUPTCY LAW ss. 4.03(a) at p.155 (1996).
Section 544(a)(1) enables the trustee to invalidate liens or otheR interests in the debtor's property that were not properly "perfected" under the applicable provisions of the U.C.C. as of the commencement of the bankruptcy case.(5) Pursuant to section 9-301(1)(b) of the U.C.C., a security

-------------
   (4) The following discussion of the Bankruptcy Estates' potential claims against NetBank and Lakeland is intended to enable this Court to better understand the nature of the claims that are the subject of the Settlement Agreement. Although the Trustee has made every reasonable effort to be as forthcoming as possible, it bears noting that these same, or similar, claims may exist against other Investor Banks. As such, there is an obvious need for the Trustee to maintain the confidentiality of his attorneys' work-product in anticipation of potential future litigation. The discussion contained herein should not be considered an exhaustive recitation of every potential legal issue or theory for recovery or defenses relating to the potential claims against other Investor Banks or Sureties. The Trustee believes, however, that the discussion contained herein is more than sufficient to enable the Court to canvass the issue relating to the proposed settlement, which is all that is required under the applicable case law discussed above.

   (5) There is a question as to which version of the U.C.C. should be applied to the NetBank and Lakeland Transactions: the version in effect prior to July 1, 2001 (the "Former U.C.C.") or the version enacted in most states effective after July 1, 2001 (the "Revised U.C.C."). Section 9-708 of the Revised U.C.C., which deals with the priority of conflicting claims to collateral,
                                               [Footnote continued on next page]
interest in personal property is subordinate to the rights of a creditor who obtains a judicial lien on the collateral before the security interest is perfected. U.C.C. ss. 9-301(1)(b). This is the codification of the basic "first in time, first in right" rule.

         2. PERFECTION REQUIREMENT UNDER ARTICLE 9.

         In this matter, the Trustee believes that the Bankruptcy Estates have claims under section 544 of the Bankruptcy Code to avoid NetBank's and Lakeland's interests in the NetBank Income Stream, the NetBank Collateral, the Lakeland Income Stream, and the Lakeland Collateral.

                  A. ATTACHMENT VERSUS PERFECTION.

         "Perfection" and "attachment" are conceptually separate and distinct events under the U.C.C. Attachment is when the security interest literally "comes into existence." 4 White & Summers, UNIFORM COMMERCIAL CODE ss. 31-1 at
p.97 (West 1995). In contrast, perfection (generally accomplished by either taking possession of the collateral or filing a proper U.C.C.-1 Financing Statement) establishes the security interest's priority and provides the lien protection against third parties, such as a bankruptcy trustee. ID. at p.98.

                  B. THE NETBANK AND LAKELAND COLLATERAL.

         The analysis with respect to the NetBank Collateral and Lakeland Collateral is relatively straightforward. Both the NetBank Documents and the Lakeland Documents granted a security interest in the NetBank Collateral and the Lakeland Collateral. The Trustee contends that, under the applicable provisions of the U.C.C., NetBank and Lakeland were required to perfect their purported security interests. U.C.C. ss. 9-301 ET SEQ. NetBank and Lakeland contend that under the terms of the NetBank and Lakeland Documents, the Sureties and CMC were required to make all necessary

----------
[Footnote continued from previous page]
         provides that, if the relative position of the parties was set before July 1, 2001, then the Former U.C.C. applies, but if the position of the parties was not set as of the enactment of the Revised U.C.C., the revised law applies. Here, because the relative positions of NetBank and Lakeland, on the one hand, and the Trustee, on the other hand, were created as of the Petition Date, which occurred after July 1, 2001, the Trustee believes that the Revised U.C.C. is applicable to the determination of conflicting priorities. It does not appear, however, that there is any substantive difference between the Former U.C.C. and the Revised U.C.C. with respect to the relevant issues in this matter. As such, the determination of which version of the U.C.C. applies is not critical to the issues discussed in this Memorandum. Given the Trustee's conclusion that the Revised U.C.C. most likely applies in this matter, all further references to the "U.C.C." in the Memorandum will be to the Revised U.C.C.

U.C.C. filings and to otherwise ensure that NetBank's and Lakeland's interests were properly perfected. According to the Trustee, the failure to perfect NetBank's and Lakeland's interests in the Collateral would render their interests subject to avoidance under section 544 of the Bankruptcy Code. 11 U.S.C. ss. 544(a)(1).

                  C. THE NETBANK AND LAKELAND TRANSFERRED ASSETS.

         NetBank's and Lakeland's purported ownership interests in the NetBank Income Stream and the Lakeland Income Stream are also subject to the requirements of Article 9.(6) Leases are "chattel paper" under Article 9. U.C.C.ss. 9-102(11). Pursuant to section 9-102(72) of the U.C.C., a "security interest" includes any interest of a buyer of chattel paper. U.C.C.ss. 9-102(72). Accordingly, the Trustee contends that NetBank and Lakeland were both required to "perfect" their interests in the Income Stream under Article 9. NetBank and Lakeland contend that under the terms of the NetBank and Lakeland Documents, the Sureties and CMC were required to make all necessary U.C.C. filings and to otherwise ensure that NetBank's and Lakeland's interests were properly perfected. According to the Trustee, absent perfection under Article 9, NetBank's and Lakeland's interests in the Income Stream are subject to avoidance by the Trustee under section 544 of the Bankruptcy Code. 11 U.S.C.ss. 544(a)(1).

     3. THE TRUSTEE'S CLAIMS THAT NETBANK AND LAKELAND FAILED TO PERFECT THEIR INTERESTS AS REQUIRED BY ARTICLE 9.

         There are effectively two methods of perfection under Article 9 with respect to the Income Stream from the Leases and Collateral involved in the NetBank Transactions and the Lakeland Transactions: by filing a U.C.C.-1 Financing Statement or by possession of the collateral. SEE U.C.C. ss. 9-312. Here, it is undisputed that Financing Statements were not filed in favor of NetBank or Lakeland with respect to any of the NetBank Transactions or the Lakeland Transactions. As such,

----------
   (6) Because Article 9 applies to both security interests in, and outright sales of, interests in leases, the potential issue of whether the NetBank Transaction and the Lakeland Transaction constitute true sales, as distinguished from disguised financing arrangements, IN RE GOLDEN PLAN OF CAL., 829 F.2d 705, 709 (9th Cir. 1986); STRATFORD FIN. CORP.
         V. FINEX CORP., 367 F.2d 569, 571 (2d Cir. 1966); IN RE LENDVEST MORTGAGE, INC., 119 B.R. 199, 200 (B.A.P. 9th Cir. 1990), does not appear to have a material bearing on the legal analysis of the NetBank Transaction or the Lakeland Transaction.

the only manner in which NetBank or Lakeland could have perfected its interests in the NetBank Income Stream, the NetBank Collateral, the Lakeland Income Stream, and the Lakeland Collateral, was by possession.

         The Trustee believes that NetBank and Lakeland would be unable to establish that they had possession of the NetBank Income Stream, the NetBank Collateral, the Lakeland Income Stream, and the Lakeland Collateral prior to the commencement of the Debtors' bankruptcy cases. With respect to the NetBank and Lakeland Income Streams, for example, the NetBank Documents and the Lakeland Documents provided that CMC would act as the sub-servicer and that the NetBank Leases and Lakeland Leases would be maintained at CMC's Escondido offices. Likewise, the NetBank Equipment and the Lakeland Equipment were obviously in the possession of the various lessees.

         4. NETBANK'S AND LAKELAND'S COUNTER-ARGUMENTS.

         NetBank and Lakeland claims that they "perfected" their purchase of the Income Stream through possession of the original chattel paper by the NetBank Sureties and the Lakeland Sureties, respectively.

         First, NetBank and Lakeland argue that the NetBank and Lakeland Documents require delivery of the original files to the Sureties who were appointed as direct agents, custodians and bailees of the original files for NetBank and Lakeland. NetBank and Lakeland further claim that although CMC was appointed as agent and sub-servicer for the Sureties under the NetBank Documents and Lakeland Documents, the NetBank and Lakeland Sureties, under the express terms of the NetBank Documents and Lakeland Documents, at all times maintained physical or constructive possession of the original files and retained responsibility and control over these original files, as well as the acts of CMC. The Trustee counters that, although possession may sometimes be accomplished through an agent for the secured party, the Official Comment to the U.C.C. makes it clear that an agent cannot be the debtor. U.C.C. ss. 9-313 cmt. 3 ("The debtor cannot qualify as an agent for the secured party for purposes of the secured party's taking possession."). NetBank and Lakeland dispute that this principle applies because, in this matter, the Sureties, not CMC, retained possession as agent, custodian and bailee for NetBank and Lakeland, and CMC served as the Sureties' agent, subject to the Sureties' responsibility and control.

         In the alternative, NetBank and Lakeland claim that their purchase was "perfected" when the NetBank and Lakeland Sureties took actual possession of the original Leases in or about March 2002 pursuant to a stipulated order dated March 19, 2002. The Trustee contends, among other things, that, even if the NetBank Sureties and the Lakeland Sureties did obtain possession of the Leases as the agents for NetBank and Lakeland in March 2002, any resulting perfection of NetBank's and Lakeland's interest occurred within 90 days of the Petition Date and would be an avoidable preference under section 547 of the Bankruptcy Code. 11 U.S.C. ss. 547. NetBank and Lakeland claim that the "transfer" is not a preference because it was not on account of an antecedent debt, but rather the NetBank and Lakeland Sureties reclaiming actual possession pursuant to a court order and as required under the NetBank and Lakeland Documents. NetBank and Lakeland also claim that equitable considerations would prohibit allowing the Trustee to avoid their interests in the NetBank Income Stream, the NetBank Collateral, the Lakeland Income Stream, and the Lakeland Collateral because the Debtors and the NetBank and Lakeland Sureties undertook responsibility for taking all action necessary to perfect NetBank's and Lakeland's interests in the Transferred Assets and misrepresented in the operative documents that all necessary filings to perfect NetBank's and Lakeland's purchase had in fact been made.

         5. TRANSFER OF RIGHTS UNDER THE SURETY BONDS.

         The Trustee also believes that the Bankruptcy Estates have a claim to avoid NetBank and Lakeland's interests in the Surety Bonds. Based the Trustee's preliminary analysis, it appears that the transfer of the Surety Bonds is not subject to Article 9's requirements. There is an argument, however, that by failing to abide by the requirements necessary for obtaining title to the Income Stream, NetBank and Lakeland may have lost their insurable interest in the property. SEE, E.G. MACKIE AND WILLIAMS FOOD STORES, INC. V. ANCHOR CAS. CO., 216 F.2d 317, 321 (8th Cir. 1954) ("Compliance with the Missouri statute is mandatory, and noncompliance prevents the vendee from obtaining an insurable interest."); CHEROKEE FOUNDRIES, INC. V. IMPERIAL ASSUR. CO., 188 Tenn. 349, 354
(1949) ("[O]ne has no insurable interest in a thing the only right to which arises under a contract which is void or unenforceable, either at law or in equity.").

         NetBank and Lakeland agree that their interests in the Surety Bonds are not subject to Article 9's requirements. NetBank and Lakeland, strongly dispute, however, that the Trustee can attempt to extend his powers under Section 544(a)(1) to avoid their interests in the Surety Bonds. The rights of NetBank and Lakeland in the Surety Bonds are distinct from and independent of their rights in the Income Stream and the Collateral. NetBank and Lakeland contend that the Surety Bonds were never property of the Bankruptcy Estates, and NetBank and Lakeland retained possession of the original Surety Bonds at all times. NetBank and Lakeland also contend that the Surety Bonds were issued for the benefit of NetBank and Lakeland to guarantee payments from CMC, as sub-servicer, regardless of the performance of any of the underlying Leases. NetBank and Lakeland have pointed out that the language of the Surety Bonds expressly provides that the Sureties are responsible to NetBank and Lakeland for the "accurate and timely performance by any sub-servicer" and that a "default" under a Lease occurs when NetBank or Lakeland fail to receive a payment "from the Surety, as servicer or from any sub-servicer." Thus, the Sureties' obligations under the Surety Bonds were triggered by CMC's failure to make the guaranteed payments, not merely the failure of the lessees to make payment. Accordingly, NetBank and Lakeland claim that their rights under the Surety Bonds are independent of and severable from their rights to the Income Stream and Collateral, and are not subject to the Trustee's avoiding powers.

     6. THE POTENTIAL DISPUTE OVER THE MONEY MARKET FUNDS AND THE POOL ACCOUNT FUNDS.

         As stated above, the Debtors were holding slightly in excess of $3 million in cash on the Petition Date. Of this amount, approximately $1.1 million was contained in the Money Market Account, with the remainder contained in the Pool Accounts. Assuming the Trustee was successful in avoiding NetBank's and Lakeland's interest in the Income Streams generated by the NetBank and Lakeland Leases, it seems reasonably clear to the Trustee that their rights to any of the money held by the Debtors on the Petition Date would also be extinguished. Even if NetBank and Lakeland were determined to have an unavoidable ownership interest in the NetBank Leases and the Lakeland Leases, they may not have any legitimate rights in the Money Market Funds and the Lease Pool Funds.

         It appears from the Debtors' books and records that the funds contained in the Money Market Account and the Pool Accounts were commingled to the extent that it is impossible to determine their exact source. As such, the Trustee contends that these funds are property of the Bankruptcy Estates and that, to the best of the Trustee's knowledge, no party has a legitimate claim to these funds. The Trustee believes that the Bankruptcy Estates' argument with respect to the Money Market Funds are exceedingly strong. As noted, the Money Market Account was held solely in CSC's name. The Trustee is not aware of any party, including NetBank or Lakeland, that has even asserted a perfected security interest in the Money Market Funds. However, NetBank and Lakeland have argued that these funds can be traced ultimately to collections under the Lease Pools.

         The issues with respect to the Pool Account Funds, however, is somewhat murkier. Each individual Pool Account is "in the name" of one of the Investor Banks. At first blush, therefore, it would appear that these funds are attributable to the specified Lease Pool. It appears, however, that the funds contained in the various Pool Accounts were actually commingled in a general "concentration" account prior to being deposited in the Pool Accounts and, therefore, cannot be traced to any particular Lease Pool. As such, the Trustee contends that even the Pool Account Funds would constitute property of the Bankruptcy Estates based on the Debtors' possession of these funds on the Petition Date. NetBank and Lakeland again assert that these funds can be traced to collections under the Lease Pools.

         NetBank and Lakeland also seek to impose a constructive or resulting trust on all of these funds. SEE GENERALLY AIRWORK CORP. V. MARKAIR EXPRESS, INC. (IN RE MARKAIR, INC.), 172 B.R. 638, 641-42 (B.A.P. 9th Cir. 1994). The
Trustee believes, however, that the inability to trace the Money Market Funds and the Pool Account Funds is fatal to any constructive or resulting trust claims. IN RE ADVENT MANAGEMENT CORP., 104 F.3d 293, 296 (9th Cir, 1997) ("Under the strict tracing standard applicable to bankruptcy cases involving commingled funds, [the party seeking to impose a constructive trust] bears the burden of tracing the alleged trust property 'specifically and directly' back to the illegal transfers giving rise to the trust. [Citation omitted.] If [that party] fails to trace the funds, we must presume that the funds constitute 'an interest of the debtor in property.'").

    7. NETBANK'S AND LAKELAND'S POTENTIAL CLAIM PURSUANT TO SECTION 502(H) OF THE BANKRUPTCY CODE.

         Section 502(h) of the Bankruptcy Code provides:

         A claim arising from the recovery of property under section ... 550 [after the avoidance of a transfer under section 544] ... shall be determined, and shall be allowed under subsection (a), (b), or (c) of this section, or disallowed under subsection (d) or (e) of this section, the same as if such claim had arisen before the date of the filing of the petition.

11 U.S.C. ss. 502(h). As such, NetBank and Lakeland would be entitled to claims against the Bankruptcy Estates to the extent that the Trustee invalidates their interests in the NetBank Transferred Assets, the NetBank Collateral, the Lakeland Transferred Assets, and the Lakeland Collateral. The proper amount of these claims pursuant to section 502(h), however, is not as clear. The question is whether NetBank's and Lakeland's claims would be limited to the amount of the avoided interest or whether each bank would receive a claim for the full amount of its original purchase amount. In any event, it is clear that any recovery by the Trustee would be offset by significant claims by NetBank and Lakeland.

         8. THE TRUSTEE'S OVERALL ASSESSMENT.

         The Trustee believes that, absent the proposed settlement, the Bankruptcy Estates would ultimately prevail in litigation with both NetBank and Lakeland with regard to the avoidance of NetBank's and Lakeland's interests in the Income Stream from the Leases. The Trustee's position with regard to the Surety Bonds is less certain. The simple reality, however, is that "[i]n law, nothing is certain but the expense." Samuel Butler, LAWYER'S WIT & WISDOM 188 (Bruce Nash & Allan Zullo eds., 1995). [Kipperman Decl. at P. P. 52-59.] If the proposed settlement is not approved, the Trustee is faced with a daunting and expensive task to recover from NetBank and Lakeland, with no clear source of funds with which to prosecute the litigation. [ID.] As a preliminary matter, the Trustee would be forced to litigate the Bankruptcy Estates' rights to use the Money Market Funds and the Pool Account Funds, in which NetBank and Lakeland claim an interest. [ID.] Assuming the Trustee were to prevail, he is certain to face staunch opposition to the Bankruptcy Estates' substantive claims. Even in light of the Trustee's view that the Bankruptcy Estates should prevail on their claims, the Trustee recognizes that the outcome of the litigation between the Trustee and NetBank and Lakeland is uncertain, and that obtaining a judgment would be time-consuming and expensive. SEE GENERALLY MIKULECKY V. MARRIOTT CORP., 854 F.2d 115, 119 (5th Cir. 1988) ("Courts, like litigants, recognize that compromise should be encouraged, for even the proverbial bad settlement may be better for the parties than the putative good law suit."); IN RE WARNER COMMUNICATIONS SEC. LITIG., 618
F. Supp. 735, 740 (S.D.N.Y. 1985) ("In deciding whether to approve this settlement proposal, the court starts from the familiar axiom that a bad settlement is almost always better than a good trial . . . There is little doubt that the law favors settlements . . . .") (citations omitted). Further, as to the Bankruptcy Estate largest creditors, NetBank and Lakeland would potentially receive a significant portion of any recoveries.

B. DIFFICULTIES IN COLLECTION/RECOGNIZING VALUE.

         While an analysis of the legal issues discussed above are certainly important to understanding the Trustee's decision to enter into the Settlement Agreement, the Trustee's analysis of the assets potentially subject to avoidance is at least as important. [Kipperman Decl. at P. P. 24-44.] In other words, the determinative issue in deciding to enter into the Settlement was not whether the Trustee would prevail on the Bankruptcy Estates claims against NetBank and Lakeland, but what, exactly, can the Bankruptcy Estates expect to recover if they prevail. As this Court is aware, the Sureties in this matter contend that the Debtors were engaged in one of largest Ponzi schemes in recorded history. The Sureties contend that most or all of the Leases, including the NetBank Portfolio Leases, were fraudulent. The Sureties claim that most or all of the Equipment never existed. Based on these claims, the Sureties have rejected every attempt by NetBank or Lakeland to recover on the NetBank and Lakeland Surety Bonds.

         Given the fact that the NetBank Portfolio Funds and Lakeland Portfolio Funds are currently in the Trustee's possession, there would be no problem in collecting these funds should the Trustee prevail on the Bankruptcy Estates' avoidance claims. Beyond that, however, nothing is certain. First, the ability to continue to collect on the NetBank and Lakeland Leases would obviously depend on the lessees making their payments which, given the nature of the Leases and their past performance, is far from certain. As explained in the Kipperman Declaration, the Trustee believes the value of the Income Streams is only a fraction of the face amount of the Leases. Moreover, the Bankruptcy

Estates would presumably be required to bear the expense of servicing these Leases. Second, NetBank's and Lakeland's claims under the NetBank Surety Bonds and Lakeland Surety Bonds are the subject of the MDL proceeding. Any attempt by the Trustee to avoid NetBank's and Lakeland's claims under the Surety Bonds would only plunge the Bankruptcy Estates headlong into the MDL, and it could easily be years and millions in legal fees before the parties' rights and obligations are finally determined. In contrast, the Bankruptcy Estates should have no problem whatsoever collecting on the payments due under the Settlement Agreement. As such, because there should be no difficulty in collecting under the Settlement Agreement, this factor favors approval of the Settlement. SEE AM. WEST AIRLINES, INC. V. CITY OF PHOENIX (IN RE AM. WEST AIRLINES, INC.), 214 B.R. 382, 386 (Bankr. D. Az. 1997).

C. COMPLEXITY AND EXPENSE OF LITIGATION.

         As explained above, one of the best aspects of the proposed settlement is that it resolves all of the Bankruptcy Estates' various disputes with NetBank and Lakeland in one fell swoop. These disputes involve complex issues of law and fact and the cost savings in avoiding long and arduous litigation with NetBank and Lakeland is immeasurable. The proposed settlement will also limit the Debtors' need to participate in the MDL. If the proposed settlement is not approved, in contrast, the Bankruptcy Estates would, in all likelihood, be mired in litigation over these issues for years. [Kipperman Decl. at P. 58.] However, all of these disputes are resolved by the Settlement Agreement, in a way that it is fair and reasonable under the circumstances. Because of the Settlement Agreement, the Trustee will be able to preserve these resources for the benefit of its estate and creditors, rather than expending them on funding litigation. [ID.]

D. CREDITORS' INTERESTS.

         As noted, the Ninth Circuit has held that, when considering a proposed settlement under Bankruptcy Rule 9019, the interests of creditors are "paramount." WOODSON, 839 F.2d at 620. In this matter, the proposed settlement will materially benefit creditors in several respects. First and foremost, the cash payments under the Settlement Agreement, combined with the fact that the Settlement Agreement resolves any claims by NetBank and Lakeland against the Money Market Funds, provide necessary funds for the administration of the Bankruptcy Estates. This will enable the Trustee to pursue claims against other Investor Banks and Sureties, as well as potential claims against the Debtors' insiders. Second, the fact that the Bankruptcy Estates will share in the amounts collected by NetBank and Lakeland from the NetBank and Lakeland Sureties preserves a significant upside for the Bankruptcy Estates in the MDL. Third, the Settlement Agreement contains a subordination of the NetBank and Lakeland Allowed Unsecured Claims for the benefit of the ordinary course unsecured creditors who extended credit or otherwise hold unsecured claims against the Debtors. Finally, the Settlement Agreement resolves all disputes with two of the Bankruptcy Estate's largest creditors and obviously benefits these parties by resolving their dispute with the Trustee and enabling them to pursue claims against the NetBank and Lakeland Sureties in the MDL.

                                       V.

                                   CONCLUSION

         All things considered, the Trustee believes that the Settlement Agreement is in the best interests of its creditors and should be approved. As such, for the reasons stated above, the Trustee requests that the Court enter an order approving the Settlement Agreement. The proposed settlement does not come close to falling below the lowest point the range of reasonableness. To the contrary, the proposed settlement will avoid costly and time consuming litigation and will generally foster a more speedy resolution of the Debtors' bankruptcy cases and an eventual distribution to creditors. As such, the Bankruptcy Court should defer to the reasoned judgment of the Trustee and approve the proposed settlement.

Dated:  February 19, 2003
                                   OSCAR GARZA
                                   JESSE S. FINLAYSON
                                   GIBSON, DUNN & CRUTCHER LLP



                                   By:           /s/
                                       ----------------------------------
                                            Jesse S. Finlayson

                                    Attorneys for Richard M Kipperman, Chapter 7
                                    Trustee for the Bankruptcy Estates of
                                    Commercial Money Centers, Inc. and
                                    Commercial Servicing Corporation

                             CERTIFICATE OF SERVICE

         I, Nadine Lorenzo, declare as follows:

         I am employed in the County of Orange, State of California; I am over the age of eighteen years and am not a party to this action; my business address is Jamboree Center, 4 Park Plaza, Suite 1400, Irvine, California 92614-8557, in said County and State. On February 19, 2003, I served the following document(s):

         MOTION BY CHAPTER 7 TRUSTEE FOR ORDER APPROVING COMPROMISE OF
                   CONTROVERSY AND SETTLEMENT AGREEMENT WITH
         NETBANK AND LAKELAND BANK; MEMORANDUM OF POINTS AND AUTHORITIES

on the parties stated below, by the following means of service:

             See Attached Service List

|X| BY MAIL: I placed a true copy in a sealed envelope addressed as indicated above, on the above-mentioned date. I am familiar with the firm's practice of collection and processing correspondence for mailing. It is deposited with the U.S. Postal Service on that same day in the ordinary course of business. I am aware that on motion of party served, service is presumed invalid if postal cancellation date or postage meter date is more than one day after date of deposit for mailing in affidavit.

| | BY PERSONAL SERVICE: I placed a true copy in a sealed envelope addressed to each person[s] named at the address[es] shown and giving same to a messenger for personal delivery before 5:00 p.m. on the above-mentioned date.

| | BY FACSIMILE: From facsimile number (949) 451-4220 at _______ a.m./p.m., I caused each such document to be transmitted by facsimile machine, to the parties and numbers indicated above, pursuant to Rule 2008. The facsimile machine I used complied with Rule 2003(3) and no error was reported by the machine. Pursuant to Rule 2008(e)(4), I caused the machine to print a transmission record of the transmission, a copy of which is attached to the original of this declaration.

| | BY UPS NEXT DAY AIR: On the above-mentioned date, I placed a true copy of the above-mentioned document(s), together with an unsigned copy of this declaration, in a sealed envelope or package designated by the United Parcel Service with delivery fees paid or provided for, addressed to the person(s) as indicated above and deposited same in a box or other facility regularly maintained by United Parcel Service or delivered same to an authorized courier or driver authorized by United Parcel Service to receive documents.

        I am employed in the office of Jesse S. Finlayson, a member of the bar of this court, and that the foregoing document(s) was(were) printed on recycled paper.

| |     (STATE) I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

|X|     (FEDERAL) I declare under penalty of perjury that the foregoing is true and correct.

         Executed on February 19, 2003, at Irvine, California.


                                       /s/ Nadine Lorenzo
                                      ---------------------------------

                                  SERVICE LIST

                       IN RE COMMERCIAL MONEY CENTER, INC.
              JOINTLY ADMINISTERED BANKRUPTCY CASE NO. 02-09721-H7

                                                         U.S. TRUSTEE
   DEBTOR                                                ------------
   ------                                                United States Trustee
   Commercial Money Center Inc.                          Department of Justice
   1408 Westshore Blvd., #904                            402 West Broadway, Suite 600
   Tampa, FL 33607                                       San Diego, CA  92101

   RLI INSUARNCE                                         COUNSEL FOR RLI INSURANCE COMPANY
   -------------                                         ---------------------------------
   Brian Casey                                           Margaret M. Mann, Esq.
   RLI Insurance Company                                 Luce, Forward, Hamilton & Scripps LLP
   655 Widing Brook Drive, 4th Floor                     600 West Broadway, Suite 2600
   Glastonbury, CT 06033                                 San Diego, CA 92101-3372

   COUNSEL FOR RLI INSURANCE COMPANY                     COUNSEL FOR RLI INSURANCE COMPANY
   ---------------------------------                     ---------------------------------
   John Rasmussen, Esq.                                  Michael E. Prough, Esq.
   Morison-Knox Holden Melendez & Prough LLP             Morison-Knox Holden Melendez & Prough LLP
   700 East Main Street, Suite 1603                      500 Ygancio Valley Road, Suite 450
   Richmond, VA 23219                                    Walnut Creek, CA 94596

   COUNSEL FOR RLI INSURANCE COMPANY AND
   COUNSEL FOR SAFECO INSURANCE COMPANY                  COUNSEL FOR NETBANK, INC.
   ------------------------------------                  -------------------------
   Russell S. Bogue III                                  Laura Stuart Taylor, Esq.
   Hunton & Willams                                      Sheppard, Mullin, Richter & Hampton LLP
   Bank of America Plaza                                 501 West Broadway, 19th Floor
   600 Peachtree Street NE, Suite 4100                   San Diego, CA 92101-3598
   Atlanta, GA 30308-2216
                                                         COUNSEL FOR NETBANK, INC.
   COUNSEL FOR NETBANK, INC.                             ------------------------
   -------------------------                             Michael I. Goldberg, Esq.
   David E. Otero, Esq.                                  Akerman, Senterfitt & Eidson, P.A.
   Akerman, Senterfitt & Eidson, P.A.                    Las Olas Centre, II
   50 North Laura Street, Suite 2500                     350 E. Las Alas Blvd., Suite 1600
   Jacksonville, FL 32202-3646                           Fort Lauderdale, FL 33301-2229



   COUNSEL FOR ROYAL INDEMNITY COMPANY                   COUNSEL FOR AMERICAN MOTORISTS INSURANCE CO.
   -----------------------------------                   --------------------------------------------
   Mark W. Mehnert                                       David H. Wallace, Michelle R. Arendt, Amy H. Carey
   Ware, Snow, Fogel & Jackson, LLP                      Taft, Stettinius & Hollister
   1111 Bagby, 49th Floor                                3500 BP Tower
   Houston, TX  77002                                    200 Public Square
                                                         Cleveland, OH 4114-2302

   ACE AMERICAN INSURANCE CO. AND                        COUNSEL FOR LAKELAND BANK
   ILLINOIS UNION INSURANCE CO.                          -------------------------
   c/o Jeffry A. Davis                                   Steven E. Brawer, Esq.
   Gray Cary Ware & Freidenrich LLP                      Lowenstein Sandler, PC
   4365 Executive Drive, Suite 1100                      65 Livingston Avenue
   San Diego, CA 92121-2133                              Roseland, NJ 07068-1791

   COUNSEL FOR LAKELAND BANK
   -------------------------
   Robert G. Campbell, Esq.
   Cox, Castle & Nicholson LLP
   2049 Century Park East, 28th Floor
   Los Angeles, CA  90067-3284
